UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SANARA MEDTECH INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1200 Summit Ave

Suite 414

Fort Worth, Texas 76102

(817) 529-2300

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 4, 2026

Unless the context otherwise requires, references in this proxy statement supplement to “Sanara MedTech,” “Sanara,” the “Company,” “we,” “us,” or “our,” refer to Sanara MedTech Inc., a Texas corporation, and its consolidated subsidiaries as a whole.

The following information supplements and amends the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 17, 2026 and furnished to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”) and any postponement(s) or adjournment(s) thereof. This supplement to the Proxy Statement (this “Supplement”) is being filed with the SEC and being made available to shareholders on or about April 17, 2026. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Proxy Statement.

After consideration of the Board leadership structure of the Company, the Board has determined, effective as of the Annual Meeting and contingent upon her election to the Board at the Annual Meeting, to appoint Sara N. Ortwein as the lead independent director (the “Lead Independent Director”), to serve in such capacity for a three-year term beginning on the Annual Meeting date. For her service as Lead Independent Director, Ms. Ortwein will be entitled to receive, in addition to any amounts she is entitled under the Company’s existing director compensation policy, an annual cash payment of $40,000 (paid over four quarters annually). The duties of the Lead Independent Director will include, among other things, the following:

●	preparing and reviewing agendas and minutes of Board meetings;

●	handling pertinent board issues; and

●	presiding at regularly scheduled executive sessions and other meetings of the Company’s independent directors.

In connection with the appointment of Ms. Ortwein as the Lead Independent Director and contingent on his election to the Board at the Annual Meeting, Rozell Mack III will become the chair of the Compensation Committee of the Board, effective as of the Annual Meeting, and Ms. Ortwein will remain a member of the Compensation Committee of the Board. In addition, effective as of the Annual Meeting and contingent upon his election at the Annual Meeting, the title for Ronald T. Nixon will be changed from “Executive Chairman” to “Chairman.”

The information in this Supplement is in addition to the information provided by the Proxy Statement, and except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION, AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, we previously filed our Proxy Statement and Notice Regarding the Availability of Proxy Materials (the “Notice”) with the SEC and made available our Proxy Statement, proxy card, Notice and documents incorporated by reference to our shareholders on April 17, 2026. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of this Supplement, the Proxy Statement, the Company’s official notice of Annual Meeting of Shareholders, the Notice and the Company’s 2025 Annual Report, the documents incorporated by reference and all other proxy materials are available at www.proxyvote.com.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC. These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.sanaramedtech.com under the “Investor Relations” tab.

The proxy card included with the Proxy Statement remains valid, and we will not make available or distribute, and you do not need to submit, a new proxy card or provide new voting instructions. All proxy cards and voting instructions returned by shareholders will be voted at the Annual Meeting unless revoked. If you have already submitted a proxy and do not wish to change your vote, no further action is required. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote as described under “Can I change my vote?” on page 7 of the Proxy Statement.